Exhibit 99.1

The Board of Directors recommends that you REJECT the MacKenzie Offer and not tender your shares.
October 30, 2018
Dear Stockholder:

I am writing to you on behalf of the board of directors (the “Board”) of Carter Validus Mission Critical REIT, Inc. (the “Company”) to notify you about an unsolicited tender offer being made for your shares of the Company’s common stock by an unaffiliated third party in what we believe is an opportunistic attempt to purchase your shares at a low share price.

MacKenzie Realty Capital, Inc. (“MacKenzie”) notified the Company that it intends to make an unsolicited tender offer to all of our stockholders (the “MacKenzie Offer”). You may have already received MacKenzie’s tender offer materials (the “Tender Offer Materials”). MacKenzie is offering to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock (the “Shares”) at a price of $3.09 per Share in cash.

In evaluating the terms of the MacKenzie Offer, the Board: (1) consulted with members of the Company’s management, Carter/Validus Advisors, LLC, the Company’s advisor, and such legal and other advisors as deemed appropriate by the Board; (2) reviewed the terms and conditions of the MacKenzie Offer; (3) considered other information relating to the Company’s historical financial performance, portfolio of assets and future opportunities; (4) evaluated various factors it deemed relevant in light of its knowledge of the Company’s business, financial condition, portfolio of assets and future prospects; and (5) took into account the fact that MacKenzie is making the offer for investment purposes and with the intention of making a profit from the ownership of the Shares.
The following are the material factors considered by the Board in evaluating the MacKenzie Offer:

(i)	MacKenzie launched a similar tender offer in May 2018 and only received approximately 0.028% in shares of the Company’s common stock;

(ii)
The Board believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to purchase the Shares at a low share price and make a profit and, as a result, deprive any Company stockholders who tender their shares of the Company's common stock of the potential opportunity to realize the long-term value of their investment in the Company. The Board notes that because the Company is a non-exchange traded REIT, there is a limited market for the Company's common stock, and there can be no certainty regarding the long-term value of the Company's common stock because the value is dependent on a number of factors including: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts; policies and guidelines applicable to real estate investment trusts; the Company’s ability to maintain tenancy occupancy levels; the availability of capital and debt financing; and the Company’s ongoing relationship with its advisor and affiliates. In addition, pursuant to the Company’s share repurchase program and in accordance with SEC restrictions, the Company limits the number of shares repurchased during any calendar year to 5.0% of the number of shares of its common stock outstanding on December 31st of the previous calendar year, and the Company determined that it reached such limitation in April 2018. Therefore, the Company will not be able to process redemptions for the remainder of the year ending December 31, 2018; however, the Company will hold repurchase requests made during the remainder of the year ending December 31, 2018 to be considered eligible for repurchase in January 2019.

(ii)
MacKenzie states that the MacKenzie Offer is being made “for investment purposes and with the intention of making a profit from the ownership of the Shares” and admits that it was “motivated to establish the lowest price which might be acceptable” to the Company’s stockholders. To that end, MacKenzie provides that it arrived at the MacKenzie Offer price by considering, among other things, “the liquidity discount to [the Company’s] net asset value” and its intention to make “a profit by holding on to the Shares until [the Company] is liquidiated, hopefully at close to the full net asset value.” Further, MacKenzie states that “[n]o independent person has been retained to evaluate or render any opinion with respect to the fairness of the [o]ffer [p]rice and no representation is made by [MacKenzie] or any affiliate of [MacKenzie] as to such fairness.” Therefore, MacKenzie acknowledges that the offer price was established based on MacKenzie’s objectives and not necessarily based on what is in the best financial interest of you and the other Company stockholders. Moreover, MacKenzie acknowledges that it has “not made an independent appraisal of the Shares or the [Company’s] properties” and that MacKenzie is “not qualified to appraise real estate.”

(iii)
MacKenzie has engaged an affiliated depositary for the MacKenzie Offer. As a result, there is no independent third party holding funds for MacKenzie for payment of the MacKenzie Offer price that can independently verify that such funds are available for payment, and there is no independent third party holding securities tendered until the MacKenzie Offer closes and payment is made. As a result, MacKenzie may have access to the Shares tendered by stockholders before all conditions to the MacKenzie Offer have been satisfied and tendering holders have been paid.

(iv)
There is no guarantee that the MacKenzie Offer can or will be completed as soon as MacKenzie contemplates in its offer. The MacKenzie Offer does not initially expire until December 13, 2018, and this date may be extended by MacKenzie, subject to compliance with applicable securities laws, in its sole discretion.

(v)
MacKenzie expressly reserves the right to amend the terms of the MacKenzie Offer, including by decreasing the $3.09 per Share offer price or by changing the number of Shares being sought or the type of consideration, at any time before the MacKenzie Offer expires.

Further, on September 27, 2018, the Board determined an estimated value per share of the Company’s common stock of $5.33 as of June 30, 2018 (the “Estimated Value”). The Estimated Value was determined by the Board after independent third-party valuation firms conducted valuation analyses on the Company’s assets less liabilities, divided by the number of shares of outstanding common stock, all as of June 30, 2018. The valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (f/k/a the Investment Program Association) in April 2013, in addition to Securities and Exchange Commission (the “SEC”) guidance. As with any valuation methodology, the methodologies used to determine the Estimated Value were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. For more information on the Estimated Value, see the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2018.
In summary, we believe the MacKenzie Offer represents an attempt by MacKenzie to catch current stockholders of the Company off-guard and acquire the Shares at a low price in order to make a profit and, as a result, deprive the stockholders that tender their Shares of the Company’s common stock of the potential long-term value of the Shares. As provided by MacKenzie in the MacKenzie Offer, stockholders who tender their Shares of the Company’s common stock will assign their right to receive distributions that are paid after the MacKenzie Offer expires. Stockholders who tender their shares pursuant to the MacKenzie Offer would thus give up their rights to any distributions after December 13, 2018 (or such other date to which the MacKenzie Offer may be extended).
In light of the foregoing factors, the Board recommends that the Company’s stockholders reject the MacKenzie Offer. Each stockholder must independently evaluate whether to tender its shares of the Company’s common stock to MacKenzie pursuant to the MacKenzie Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares of the Company’s common stock. We strongly urge you to carefully consider all aspects of the MacKenzie Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by MacKenzie, as well as the Company’s publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the MacKenzie Offer before deciding whether to tender your shares of the Company’s common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the MacKenzie Offer, follow the instructions in the MacKenzie Offer materials. To reject the MacKenzie Offer, simply ignore it; you do not need to respond to anything. If you have already agreed to tender your Shares pursuant to the MacKenzie Offer, you may withdraw your acceptance of the MacKenzie Offer by notifying MacKenzie at any time prior to the termination of the MacKenzie Offer.
Should you have any questions or need further information about your options, please feel free to contact the Company’s Investor Relations Department at (888) 292-3178 or writing to Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc., P.O. Box 219731, Kansas City, Missouri 64121-9731.

Sincerely,

/s/ Michael A. Seton
Name: Michael A. Seton
Title: Chief Executive Officer and President
Cautionary Note Regarding Forward-Looking Statements
Certain statements of the Company included in this letter that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, the risk factors provided in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These factors include, but are not limited to:  changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts; policies and guidelines applicable to real estate investment trusts; the availability of properties to acquire; the Company’s ability to maintain tenancy occupancy levels; the availability of capital and debt financing; and the Company’s ongoing relationship with its advisor and affiliates.